                                                                 EXHIBIT (10)(c)


[MERRILL LYNCH LIFE INSURANCE COMPANY LETTERHEAD]


                       CONSENT OF BARRY G. SKOLNICK, ESQ.

    I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account A and included in the prospectus included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company, File Nos. 33-43773 and 33-45379.

                                               /s/ BARRY G. SKOLNICK
                                     -----------------------------------------
                                                 Barry G. Skolnick
                                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL


April 12, 1999